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                                 ITEM 24(b)16
             SCHEDULE FOR COMPUTATION OF PERFORMANCE CALCULATIONS


 Money Market Fund
 -----------------
 7 Day Yield Quotation:
 .00104653105 x (365/7) = 5.46%

 7 Day Effective Yield Quotation:
                   365/7
 (.00104653105 + 1)      -1 = 5.61%

 Government Securities Fund
 --------------------------
 One year period ended October 31,1997:
                   365/365
 $1,000 (1 + .0886)        = $1,088.60

 Inception (September 3, 1996) through October 31, 1997:
                   423/365
 $1,000 (1 + .1018)        =  $1,118.91

 Asset Allocation Fund
 ---------------------
 One year period ended October 31,1997:
                   365/365
 $1,000 (1 + .3261)        = $1,326.10

 Inception (March 1, 1994) through October 31, 1997:
                   1340/365
 $1,000 (1 + .1917)         =  $1,903.82

 S&P 500 Index Fund
 ------------------
 One year period ended October 31,1997:
                   365/365
 $1,000 (1 + .3158)        = $1,315.80

 Inception (September 3, 1996) through October 31, 1997:
                   423/365
 $1,000 (1 + .3527)        =  $1,419.22

 International Equity Fund
 -------------------------
 One year period ended October 31,1997:
                   365/365
 $1,000 (1 + .1134)        = $1,113.40

 Inception (September 3, 1996) through October 31, 1997:
                   423/365
 $1,000 (1 + .1191)        =  $1,139.29

 REIT Index Fund
 ---------------
 One year period ended October 31,1997:
                   365/365
 $1,000 (1 + .3278)        = $1,327.80

 Inception (September 3, 1996) through October 31, 1997:
                   423/365
 $1,000 (1 + .3255)        =  $1,386.20